Exhibit 5.1

THOMAS E. BOCCIERI
Attorney At Law
561 Schaefer Avenue
Oradell, NJ 07649
201/983-2024
Fax No. 201/265-6069
Email: tboccieri@verizon.net

June 20, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: North Bay Resources Inc., Post-Effective Amendment 1 to Form S-1 Registration Statement

Ladies and Gentlemen:

You have requested my opinion with respect to certain matters in connection with the registration under the Securities Act of 1933, as amended, by North Bay Resources Inc., a Delaware corporation (the “Company”), by means of Post-Effective Amendment 1 to its Registration Statement on Form S-1 being filed with the Securities and Exchange Commission (the “Registration Statement”) covering up to an aggregate of 19,726,822 shares of common stock, par value $0.001 per share, that may be issued pursuant to a certain Securities Purchase Agreement dated October 7, 2009, as amended.

I have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on my examination mentioned above, I am of the opinion that the securities registered under the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Validity of Securities” in the related Prospectus. In giving the foregoing consent, I do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas E. Boccieri/
Thomas E. Boccieri/